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                                                               Exhibit 23.3
    [LOGO]


          CityPlace II
          Hartford, CT 06103-4103









The Board of Directors
MacDermid, Incorporated:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                KPMG LLP


Hartford, Connecticut
November 3, 1999